                                                           Exhibit 99(b)

                              FINANCIAL STATEMENTS


                              THE TRW CANADA STOCK SAVINGS PLAN



                              DECEMBER 31, 1995 AND 1994

                         REPORT OF INDEPENDENT AUDITORS





To the Participants and the Board of Administration of THE TRW CANADA STOCK SAVINGS PLAN

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting THE TRW CANADA STOCK SAVINGS PLAN] as at December 31, 1995 and 1994 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of THE TRW CANADA STOCK SAVINGS PLAN as at December 31, 1995 and 1994 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.



                                                       /s/ Ernst & Young
                                                       ERNST & YOUNG

Hamilton, Canada,                                      Chartered Accountants
March 8, 1996.

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND


                        STATEMENTS OF FINANCIAL CONDITION



As at December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
ASSETS
Cash                                                                  39,477         56,984
Receivable from TRW Canada Limited                                    18,483          9,608
Investments at quoted market value
  TRW Inc. common stock
    7,768 shares [cost $760,993] in 1995 and
    8,018 shares [cost $736,255] in 1994                             821,155        741,825
-------------------------------------------------------------------------------------------
                                                                     879,115        808,417
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short term distributions               720,511        664,220
Fund equity [including net unrealized appreciation of investments]   158,604        144,197
-------------------------------------------------------------------------------------------
                                                                     879,115        808,417
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

NUMBER OF SHARES OUTSTANDING AT DECEMBER 31                            7,768          8,018
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

FUND EQUITY PER SHARE AT DECEMBER 31                                 20.4176        17.9842
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND

               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY



Years ended December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
INVESTMENT INCOME
Dividends on TRW Inc. common stock                                    10,474         10,458
Interest                                                                 493            159
-------------------------------------------------------------------------------------------
                                                                      10,967         10,617
-------------------------------------------------------------------------------------------


CONTRIBUTIONS
Participants                                                         389,397        387,848
TRW Canada Limited
  50% of total participants' contributions to all funds              362,356        370,938
-------------------------------------------------------------------------------------------
                                                                     751,753        758,786
-------------------------------------------------------------------------------------------
Net realized gain on transfer
  of investments to participants [NOTE 4]                              2,810        116,865
Unrealized appreciation (depreciation) of investments [NOTE 4]        54,592       (121,608)
-------------------------------------------------------------------------------------------
                                                                      57,402         (4,743)
-------------------------------------------------------------------------------------------
                                                                     820,122        764,660
-------------------------------------------------------------------------------------------
Less withdrawals and terminations in respect
  of the current year
  Paid
    Cash                                                               2,248          4,025
    TRW Inc. common stock
      806 shares in 1995; 1,048 shares in 1994                        82,956         99,083
-------------------------------------------------------------------------------------------
                                                                      85,204        103,108
-------------------------------------------------------------------------------------------
  Payable
    Cash                                                              18,913         17,330
    TRW Inc. common stock
       6,637 shares in 1995; 6,992 shares in 1994                    701,598        646,890
-------------------------------------------------------------------------------------------
                                                                     720,511        664,220
-------------------------------------------------------------------------------------------
                                                                     805,715        767,328
-------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                    14,407         (2,668)
Fund equity at January 1                                             144,197        146,865
-------------------------------------------------------------------------------------------
Fund equity at December 31                                           158,604        144,197
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN


                        STATEMENTS OF FINANCIAL CONDITION



As at December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
ASSETS
Cash                                                                      11         13,100
Receivable from TRW Canada Limited                                    15,581          2,339
Interest receivable                                                    1,351          1,132
Investment at market value
  Royal Trust Company Classified Money Market Fund
    21,846 units [cost $218,457] in 1995 and
    19,967 units [cost $199,667] in 1994                             218,457        199,667
-------------------------------------------------------------------------------------------
                                                                     235,400        216,238
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short term distributions               201,736        190,553

Fund equity                                                           33,664         25,685
-------------------------------------------------------------------------------------------
                                                                     235,400        216,238
-------------------------------------------------------------------------------------------

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                           3,366.4        2,568.5
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

FUND EQUITY PER UNIT AT DECEMBER 31                                     10.0           10.0
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN

               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY



Years ended December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
Interest income                                                        8,664          7,018
Participants' contributions                                          203,587        208,002
-------------------------------------------------------------------------------------------
                                                                     212,251        215,020
-------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
  Paid                                                                 2,536         26,842
  Payable                                                            201,736        190,553
-------------------------------------------------------------------------------------------
                                                                     204,272        217,395
-------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                     7,979         (2,375)
Fund equity at January 1                                              25,685         28,060

-------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                            33,664         25,685
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION



As at December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
ASSETS
Cash                                                                       5          4,258
Receivable from TRW Canada Limited                                     6,803          1,942
Interest receivable                                                    3,111         10,095
Investments at quoted market value
  Royal Trust Company Classified Balanced Fund
    21,702.0528 units [cost $261,441] in 1995 and
    16,966.3907 units [cost $201,864] in 1994                        283,493        199,962
-------------------------------------------------------------------------------------------
                                                                     293,412        216,257
-------------------------------------------------------------------------------------------

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short term distributions                    36         17,478
Fund equity [including net unrealized appreciation of investments]   293,376        198,779
-------------------------------------------------------------------------------------------
                                                                     293,412        216,257
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                       21,702.0528    16,966.3907
-------------------------------------------------------------------------------------------

FUND EQUITY PER UNIT AT DECEMBER 31                                   13.518         11.716
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN

               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY




Years ended December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
INCOME                                                                13,305         19,205
-------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants' contributions                                           84,084         90,583
-------------------------------------------------------------------------------------------

Net realized gain (loss) on disposition of investments [NOTE 4]         (182)         2,140
Unrealized appreciation (depreciation) of investments [NOTE 4]        23,955        (22,496)
-------------------------------------------------------------------------------------------
                                                                      23,773        (20,356)
-------------------------------------------------------------------------------------------
                                                                     121,162         89,432
-------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
  Paid                                                                26,529         72,594
  Payable                                                                 36         17,478
-------------------------------------------------------------------------------------------
                                                                      26,565         90,072
-------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                    94,597           (640)
Fund equity at January 1                                             198,779        199,419
-------------------------------------------------------------------------------------------

FUND EQUITY AT DECEMBER 31                                           293,376        198,779
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION



As at December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
ASSETS
Cash                                                                       4          1,598
Receivable from TRW Canada Limited                                     3,845          2,470
Interest receivable                                                    1,546          1,192
Investment at market value
  Royal Trust Company Classified Pooled Money Market Fund
    24,192.6 units [cost $241,926] in 1995 and 20,374.5 units
    [cost $203,745] in 1994                                          241,926        203,745
-------------------------------------------------------------------------------------------
                                                                     247,321        209,005
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short term distributions                 1,942         14,282
Fund equity                                                          245,379        194,723
-------------------------------------------------------------------------------------------
                                                                     247,321        209,005
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                          24,537.9       19,472.3
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

FUND EQUITY PER UNIT AT DECEMBER 31                                     10.0           10.0
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN


               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY



Years ended December 31



                                                                        1995            1994
                                                                          $               $
--------------------------------------------------------------------------------------------
                                                             [expressed in Canadian dollars]
INTEREST INCOME                                                       15,009         10,729
Participants' contributions                                           47,636         55,440
-------------------------------------------------------------------------------------------
                                                                      62,645         66,169
-------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
  Paid                                                                10,047         52,031
  Payable                                                              1,942         14,282
-------------------------------------------------------------------------------------------
                                                                      11,989         66,313
-------------------------------------------------------------------------------------------


INCREASE (DECREASE) IN FUND EQUITY                                    50,656           (144)
Fund equity at January 1                                             194,723        194,867
-------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                           245,379        194,723
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1995 and 1994



1. GENERAL PLAN PROVISIONS

The investment programs of the TRW Canada Stock Savings Plan [the "Plan"] are as follows:

PARTICIPANT CONTRIBUTIONS

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two per cent to six per cent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a] 100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the trust agreement and the Plan].

[b] 100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c] 100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d]  100% in the Pooled Money Market Fund Registered Retirement Savings Plan.
     At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]  A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW CANADA LIMITED CONTRIBUTIONS

TRW Canada Limited shall contribute to the plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1995 and 1994



The number of participants in each Fund at December 31 is as follows:

                                                             1995      1994
--------------------------------------------------------------------------------
TRW Stock Fund                                                267       269
Pooled Money Market Fund Employees Profit
  Sharing Plan                                                112       110
Pooled Balanced Fund Registered Retirement Savings
  Plan                                                         67        66
Pooled Money Market Fund Registered Retirement
  Savings Plan                                                 49        49

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

GAIN AND LOSSES ON INVESTMENTS

The realized gain or loss on disposition or transfer of an investment is determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation/depreciation of the investments from January 1 to December 31, based on market values and the average cost base of each investment at those respective dates.

INCOME RECOGNITION

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1995 and 1994



3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:

                                                          TRW           POOLED
                                                         STOCK         BALANCED
                                                          FUND           FUND
                                                            $              $
-------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1993                           127,178           20,594
Change for the year
Market value                                          (121,608)         (22,496)
-------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                             5,570           (1,902)
Change for the year
Market value                                            54,592           23,955
-------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                            60,162           22,053
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1995 and 1994



The net realized gain on the transfer or disposition of investments is summarized as follows:

                                                             TRW STOCK FUND
                                                      -------------------------
                                                          1995            1994
                                                            $               $
-------------------------------------------------------------------------------
AMOUNT REALIZED                                        720,679          837,779
Cost - average                                         717,869          720,914
-------------------------------------------------------------------------------
NET REALIZED GAIN                                        2,810          116,865
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                           POOLED BALANCED FUND
                                                          REGISTERED RETIREMENT
                                                                SAVINGS PLAN
                                                      -------------------------
                                                          1995            1994
                                                            $               $
-------------------------------------------------------------------------------
AMOUNT REALIZED                                         17,750           32,470
Cost - average                                          17,932           30,330
-------------------------------------------------------------------------------
NET REALIZED GAIN                                         (182)           2,140
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

5. RELATED PARTY TRANSACTIONS

All expenses related to the TRW Canada Stock Savings Plan are paid by TRW Canada Limited.